Filed pursuant to
Rule 424(b)(3)
333-233235

BRIGHTHOUSE LIFE INSURANCE COMPANY

SUPPLEMENT DATED AUGUST 2, 2021

To the following prospectus:

Brighthouse Shield® Level Select 3-Year Annuity Prospectus dated November 18, 2019

For Shield® Level Contracts Issued, Based on Applications Received,

on or After August 2, 2021

For the Shield® Level Annuity Contracts referenced above issued by Brighthouse Life Insurance Company (“BLIC”, “the Company,” “we,” “our” or “us”) this supplement describes the “Performance Lock” rider provided with the Contract. Subject to the terms of the rider, the Performance Lock allows you the option to lock positive Index Performance on certain Shield Options identified with a check mark (☑) in the “Performance Lock Available” column of the “SHIELD OPTIONS” table below. For example, if your Shield Option includes the S&P 500® Index and you exercise the Performance Lock at an Index Value of 3,800.00, that locked Index Value will be used to calculate the Performance Rate for the remainder of your Term, subject to conditions described in this supplement. The Performance Lock generally is available with each Shield Option, with the exception of those Shield Options with a Step Rate. This supplement also describes the availability of Shield 10 and Shield 15 Shield Options with new 1-Year Terms and an expanded availability of the Return of Premium death benefit. These features are only available in states and through selling firms that have approved them.

This supplement should be read in conjunction with the current prospectus for your Contract and should be retained for future reference. The Brighthouse Shield® Level 3-Year Annuity Prospectus dated November  18, 2019 is available here. This supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information in your prospectus remains unchanged. Unless specifically defined in this supplement, the terms used in this supplement have the same meaning as in your Contract’s prospectus. We will send you another copy of your prospectus without charge upon request. Please contact the Annuity Service Office at (888) 243-1932 or write to us at Brighthouse Life Insurance Company, Annuity Service Office, P.O. Box 305075, Nashville, TN, 37230-5075.

PERFORMANCE LOCK

How to Contact the Company About the Performance Lock

All notifications to or other communications with the Company referred to in this supplement concerning the Performance Lock—including, to submit a Notice of election to lock the Index Value for your Shield Option, to set a target Index Value, to transfer or renew the Investment Amount at Term End Date, or to transfer the Interim Value after a Locked Index Value takes effect—may be made by you or through your financial representative:

•	By telephone at (888) 243-1932, between the hours of 7:30 AM and 5:30 PM Central Time, Monday through Thursday, and 7:30 AM and 5:00 PM Central Time on Friday;

•	In writing to our Annuity Service Office, P.O. Box 305075, Nashville, TN, 37230-5075; or

•	By fax at (877) 246-8424.

Note that any notification of your election to transfer Interim Value after a Locked Index Value takes effect must be received prior to or on any Contract Anniversary by 4 PM Eastern Standard Time.

Locked Index Value

For any “Performance Lock Available” Shield Option (as identified with a check mark (☑) in the “Performance Lock Available” column of the “SHIELD OPTIONS” table below), once during each Term you may elect to lock the Index Value by providing Notice of election to the Annuity Service Office, using one of the methods identified above under “How to Contact the Company About the Performance Lock.” However, the “locked” Index Value (“Locked Index Value”) will take effect only if, on the Business Day on which we receive your Notice of election, the closing Index Value—that is, the published closing value of the Index on the Business Day—is greater than the Index Value at the Term Start Date. If, on the Business Day on which we receive your Notice of election, the closing Index Value is equal to or less than the Index Value at the Term Start Date, the Performance Lock will not take effect. If you submit a Notice of election and the Performance Lock does not take effect, we will notify you in writing. You are also encouraged to contact the Annuity Service Office by

1	SUPP-SLS3YR-0821

telephone at (888) 243-1932 to find out if the Performance Lock has taken effect—i.e., if the Index Value has been locked. If the Index Value is not locked, you will be treated as having not yet exercised your Performance Lock and can submit a new Notice of election on another Business Day.

If we receive your Notice of election on a day that is not a Business Day, or after 4 PM Eastern Standard Time on a Business Day, the Notice of election will be deemed to have been received on the next Business Day. If multiple Notices of election are submitted during a Business Day, the last Notice received prior to 4 PM Eastern Standard Time will be utilized. If the Performance Lock takes effect, subsequent Notices of election will be disregarded.

Once an Index Value is locked it is irrevocable for the remainder of that Term. The Locked Index Value will be used as the Index Value for the remainder of the Term to determine the Index Performance.

Setting a Target Index Value

Currently, in lieu of providing Notice of election on a particular Business Day, you may, at any time prior to the Term End Date, set a target Index Value at which you would like the Performance Lock to take effect “automatically”—i.e., without further action on your part provided the Index Value meets or exceeds your target Index Value prior to the Term End Date. Notice of election to set a target Index Value must be received at our Annuity Service Office using one of the methods of communication identified above under “How to Contact the Company About the Performance Lock.” The target Index Value you specify must be higher than the Index Value at the Term Start Date, cannot be applied retroactively and is available only if a Locked Index Value has not already taken effect for that Shield Option during the Term. The ability to set a target Index Value in advance is an administrative feature that may not be available in the future for new requests, however any previously received requests will be honored.

If the closing Index Value at the end of a Business Day equals or exceeds your target Index Value, that Index Value will become a Locked Index Value automatically. Until this occurs, you may change your target Index Value; regardless of whether multiple target Index Values are submitted during a Business Day or over the course of several days, the last request received prior to 4 PM Eastern Standard Time on a Business Day will be utilized as the applicable target Index Value. Any target Index Value submitted after 4 PM Eastern Standard Time will be set as of the following Business Day. However, upon effectiveness of the Performance Lock, subsequent submissions of target Index Values will be disregarded.

Your Options Once an Index Value Has Been Locked

Transfers or Renewals at Term End Date

You may remain in your current Shield Option until the Term End Date and either (i) transfer the Investment Amount to a new Shield Option or to the Fixed Account (if available) or (ii) renew into the same Shield Option (if available) for a new Term. If you decide to transfer the Investment Amount to a new Shield Option, the Index Value on the Term Start Date of your new Shield Option will be the then-current Index Value for that option, which may be higher or lower than the Locked Index Value from the transferred Shield Option. For renewals into the same Shield Option, a new Cap Rate will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Term in the Shield Option that just ended.

If you do not notify us to transfer to a new Shield Option or to the Fixed Account, the Investment Amount will automatically be renewed into the same Shield Option. If the same Shield Option is no longer available at the Term End Date, the Investment Amount will automatically transfer into the Fixed Account at the Term End Date, unless you instruct us otherwise. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). If the Fixed Account is not available, the Investment Amount will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate from the Shield Options available at the Term End Date, unless you instruct us otherwise.

Transfers During the Term

Please note that the following transfer procedures and requirements—which apply only after a Locked Index Value takes effect—differ from the transfer procedures and requirements described in your Contract’s prospectus. Specifically, transfers of Interim Value after a Locked Index Value takes effect may be made only on a Contract Anniversary; the Transfer Period described in your Contract’s prospectus does not apply to transfers of Interim Value after a Locked Index Value takes effect.

Once a Locked Index Value takes effect, you may elect to transfer the Interim Value (as described below) to a new Shield Option or to the Fixed Account (if available) on any Contract Anniversary prior to the Term End Date (i.e., during the Term). We must receive notification of your election to transfer prior to or on any Contract Anniversary prior to the Term End Date. Notice of election to transfer under such circumstances must be received at our Annuity Service Office using one of the methods of communication identified above under “How to Contact the Company About the Performance Lock.” A transfer of the Interim Value will only occur on a Contract Anniversary and you may only transfer the entire amount of the Interim Value to a new Shield Option or to the Fixed Account (if available). Partial transfers of Interim Value are not permitted.

Availability of the Performance Lock with a New Shield Option

Whether you choose to transfer or renew the Investment Amount to a new Shield Option at the Term End Date or transfer the Interim Value to a new Shield Option prior to the Term End Date (or if your Investment Amount is automatically renewed or transferred), you will have the ability to elect a Performance Lock on that new Shield Option, provided the Shield Option is indicated as “Performance Lock Available.” See the table below under the header “SHIELD OPTIONS.”

Index Performance with a Locked Index Value

As described in the prospectus, the Performance Rate of a Shield Option is based in part on the performance of an Index. For any Shield Option with a Locked Index Value, Index Performance is the percentage change in Index Value measured from the Term Start Date to the date on which the Locked Index Value takes effect.

Since Index Performance is calculated as of the date on which the Locked Index Value takes effect, subsequent changes to an Index—such as substitution of the Index for a Shield Option or changes in the value of an Index—will have no impact on your Index Performance. Index Performance with a Locked Index Value is calculated once—as of the date on which the Locked Index Value takes effect—and does not change under any circumstances for the remainder of the Term.

If you have provided a Notice of election to set a target Index Value on a Shield Option, but a Locked Index Value has not yet taken effect—e.g., because the Index Value has not yet met your pre-set target—the Notice of election will continue to be kept on file. In such circumstances, if the Index associated with your Shield Option is substituted, we will calculate a new target Index Value based on the new Index and will notify you of the change. The new target Index Value will reflect the same amount of growth between the replaced (i.e., old) Index’s value at Term Start Date and the target Index Value you had set on the replaced Index. You will have the opportunity to cancel the Notice of election with the new target Index Value if you choose to do so.

Performance Lock Factor

For any Shield Option with a Locked Index Value, the Performance Lock Factor is a small percentage reduction in (a) the Interim Value prior to the end of the Term or (b) the Investment Amount at the end of the Term, as applicable, that is retained by the Company to compensate it for the costs and risks that the Company assumes in providing the Performance Lock with your Shield Option. As a result of the Performance Lock Factor, you will receive a lower Interim Value prior to the end of the Term or Investment Amount at the end of the Term. The Performance Lock Factor is based on the Term of your Shield Option with a Locked Index Value and the number of completed Contract Year(s) since the Term Start Date as shown in the table below.

Number of Complete Contract Years Since Term Start Date	3 Year Terms	1 Year Terms
Less than 1 Year	96%	97%
1 Year	96%	97%
2 Years	96%
3 Years	96%

Investment Amount with a Locked Index Value

For any Shield Option with a Locked Index Value, the Investment Amount at the end of the Term is equal to the Investment Amount at the Term Start Date, reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, adjusted by the Performance Rate, and multiplied by the Performance Lock Factor.

However, the Investment Amount for any Shield Option with a Locked Index Value at the end of the Term will not be less than the Investment Amount at the Term Start Date, reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option but not adjusted by the Performance Rate.

Calculating Interim Value with a Locked Index Value

Please note that for any Shield Option with a Locked Index Value, the following definition and calculation of Interim Value differs from the definition and calculation of Interim Value in your Contract’s prospectus due to the use of the Locked Index Value for Index Performance and the application of the Performance Lock Factor, as described above.

For any Shield Option with a Locked Index Value, on any Business Day prior to the end of the Term, the Interim Value is equal to the Investment Amount in the Shield Option at the Term Start Date, reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, adjusted for the Index Performance (using the Locked Index Value, as described above) of the associated Index and subject to the applicable Accrued Cap Rate (where the Performance Rate is the Index Performance, adjusted for the applicable Accrued Cap Rate), multiplied by the Performance Lock Factor.

However, the Interim Value after the Locked Index Value takes effect will not be less than the Investment Amount at the Term Start Date in the Shield Option reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, but not adjusted by the Performance Rate.

On the date of a withdrawal from the Shield Option(s), your Interim Value will be reduced by the amount withdrawn.

EXAMPLES

The following examples are intended to illustrate how the Performance Lock feature works with your Contract. The examples illustrate the following concepts:

Example 1—Calculating your Investment Amount

Example 2—Calculating your Interim Value

These examples should not be considered a representation of past or future performance for any Shield Option. Actual performance may be greater or less than those shown in the examples. Similarly, the Index Values in the examples are not an estimate or guarantee of future Index Performance.

Example 1—Calculating your Investment Amount

Examples 1A, 1B, and 1C are intended to show how the Investment Amount on a Term End Date is calculated when a Locked Index Value has taken effect. Both examples assume a $100,000 Purchase Payment allocation to a 1-Year Term/ Shield 10 / S&P 500® Index with a Cap Rate of 10%. Example 1A illustrates an Investment Amount calculation with a Locked Index Value of 50% and no withdrawal, calculated at the Term End Date. Example 1B illustrates an Investment Amount calculation with a Locked Index Value and a withdrawal of 50% of the Investment Amount (not including Withdrawal Charges), calculated at the Term End Date. Example 1C illustrates an Investment Amount calculation with a Locked Index Value and a withdrawal of 50% of the Investment Amount (including Withdrawal Charges), calculated at the Term End Date.

Example 1A—Investment Amount with a Locked Index Value (no withdrawals):

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000

Term End Date
Locked Index Value	1,200
Index Performance(1)	20%
Cap Rate(2)	10%
Performance Rate(3)	10%
Performance Rate Adjustment(4)	$10,000
Performance Lock Factor	97%
Investment Amount(5)	$106,700

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Cap Rate is calculated as follows:

10% [Cap Rate] x 365 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 10%

(3)	The Performance Rate is equal to the Cap Rate because it cannot exceed the Cap Rate even though the Index Performance was 20%.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any Withdrawals (Example 1A assumes no withdrawals have been taken) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $10,000

(5)	Investment Amount is calculated as follows:

The Greater of:

(i) $100,000 [Investment Amount at Term Start Date] x (1+10%) [the lesser of Index Performance (20%) or Cap Rate (10%)] x 97% [Performance Lock Factor] = $106,700 or (ii) $100,000 [Investment Amount at Term Start Date]

Example 1B—Investment Amount with a Locked Index Value After Withdrawal (not including Withdrawal Charges)

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850
Withdrawal Amount taken	$50,000
Investment Amount adjusted for any Withdrawals(6)	$50,909
Interim Value after Withdrawal	$51,850
Net Proceeds from Withdrawal paid to Contract Owner(7)	$50,000

Term End Value
Locked Index Value	1,200
Index Performance(8)	20%
Cap Rate(9)	10%
Performance Rate(10)	10%
Performance Rate Adjustment(11)	$5,091
Performance Lock Factor	97%
Investment Amount(12)	$54,320

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was 20%.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any Withdrawals (no Withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	Interim Value is calculated as follows:

The Greater of:

$100,000 [Investment Amount at Term Start Date] x (1+5%) [the lesser of Index Performance (20%) or Accrued Cap Rate (5%)] x 97% [Performance Lock Factor] = $101,850 or (ii) $100,000 [Investment Amount at Term Start Date]

(6)	The Investment Amount is reduced proportionally by the Withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any Withdrawals is calculated as follows:

$100,000 [Investment Amount on Term Start Date] x (1-$50,000 [gross withdrawal] ÷ $101,850 [Interim Value on date of withdrawal]) = $50,909.

The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals).

(7)	The net amount payable to the Contract Owner is equal to the amount withdrawn, which is $50,000.

(8)	Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date) – 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(9)	The Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Cap Rate is calculated as follows:

10% [Cap Rate] x 365 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 10%

(10)	Index Performance at the Term End Date exceeds the Cap Rate and therefore, the Performance Rate at the Term End Date is equal to the Cap Rate.

(11)

The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals, multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:

$50,909 [Investment Amount adjusted for Withdrawal] x 10% [Performance Rate at Term End Date] = $5,091

(12)

The Investment Amount at Term End Date with a Locked Index Value is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Cap Rate, multiplied by the Performance Lock Factor of 97%. The Investment Amount at Term End Date with a Locked Index Value is calculated as follows:

$50,909 [Investment Amount after Withdrawal] x (1+10%) [the lesser of Index Performance (20%) or Cap Rate (10%)] x 97% [Performance Lock Factor] = $54,320

Example 1C—Investment Amount with a Locked Index Value After Withdrawal (including Withdrawal Charges)

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850
Withdrawal Amount taken	$50,000
Investment Amount adjusted for any Withdrawals(6)	$50,909
Free Withdrawal Amount(7)	$10,000
Withdrawal Charge Amount(8)	$2,400
Interim Value after Withdrawal	$51,850
Net Proceeds from Withdrawal paid to Contract Owner(9)	$47,600
Term End Value
Locked Index Value	1,200
Index Performance(10)	20%
Cap Rate(11)	10%
Performance Rate(12)	10%
Performance Rate Adjustment(13)	$5,091
Performance Lock Factor	97%
Investment Amount(14)	$54,320

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] - 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was 20%.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any Withdrawals (no Withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	Interim Value is calculated as follows:

The Greater of:

$100,000 [Investment Amount at Term Start Date] x (1+5%) [the lesser of Index Performance (20%) or Accrued Cap Rate (5%)] x 97% [Performance Lock Factor] = $101,850 or (ii) $100,000 [Investment Amount at Term Start Date]

(6)	The Investment Amount is reduced proportionally by the Withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any Withdrawals is calculated as follows:

$100,000 [Investment Amount on Term Start Date] x (1-$50,000 [gross withdrawal] ÷ $101,850 [Interim Value on date of withdrawal]) = $50,909.

The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals).

(7)	The Free Withdrawal Amount is the value as of the most recent contract anniversary multiplied by the Free Withdrawal Amount Percentage. The Free Withdrawal Amount is calculated as follows:

$100,000 [value as of most recent Contract Anniversary] x 10% [Free Withdrawal Amount Percentage] = $10,000

(8)	The Withdrawal Charge Amount is the gross withdrawal amount minus the Free Withdrawal Amount multiplied by the Withdrawal Charge.

($50,000 [gross withdrawal amount] - $10,000 [Free Withdrawal Amount]) x 6% [Withdrawal Charge] = $2,400

(9)	The net amount payable to the Contract Owner is equal to: $50,000 [the amount withdrawn] - $2,400 [Withdrawal Charges] = $47,600

(10)	Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date) – 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(11)	The Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Cap Rate is calculated as follows:

10% [Cap Rate] x 365 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 10%

(12)	Index Performance at the Term End Date exceeds the Cap Rate and therefore, the Performance Rate at the Term End Date is equal to the Cap Rate.

(13)

The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals, multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:

$50,909 [Investment Amount adjusted for Withdrawal] x 10% [Performance Rate at Term End Date] = $5,091

(14)

The Investment Amount at Term End Date with a Locked Index Value is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Cap Rate, multiplied by the Performance Lock Factor of 97%. The Investment Amount at Term End Date with a Locked Index Value is calculated as follows:

$50,909 [Investment Amount after Withdrawal] x (1+10%) [the lesser of Index Performance (20%) or Cap Rate (10%)] x 97% [Performance Lock Factor] = $54,320

Example 2—Calculating your Interim Value

Examples 2A, 2B, and 2C are intended to show how an Interim Value is calculated with a Locked Index Value. The examples assume a $100,000 Purchase Payment allocation to a 1-Year Term/ Shield 10/ S&P 500® Index with a Cap Rate of 10%. Example 2A illustrates an Interim Value calculation with a Locked Index Value and no withdrawal, calculated at day 183 of a 1-Year Term. Example 2B illustrates an Interim Value calculation with a Locked Index Value and a withdrawal of 50% of the Investment Amount, calculated at day 183 of a 1-Year Term. Example 2C illustrates an Interim Value calculation with a Locked Index Value and a withdrawal of 50% of the Investment Amount (including Withdrawal Charges), calculated at day 183 of a 1-Year Term.

Example 2A—Interim Value with a Locked Index Value (no withdrawals):

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000

Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)

The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was 20%.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (Example 1A assumes no withdrawals have been taken) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	The Interim Value is calculated as follows:

The Greater of:

(i)	$100,000 [Investment Amount at Term Start Date] x (1+5%) [the lesser of Index Performance (20%) or Accrued Cap Rate (5%)] x 97% [Performance Lock Factor] = $101,850 or

(ii)    $100,000 [Investment Amount at Term Start Date]

Example 2B—Interim Value with a Locked Index Value After Withdrawal (not including Withdrawal Charges)

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850
Withdrawal Amount taken	$50,000
Investment Amount adjusted for any Withdrawals(6)	$50,908
Net Proceeds from Withdrawal paid to Contract Owner(7)	$50,000
Interim Value after Withdrawal	$51,850

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)

The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though Index Performance was 20%.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	Interim Value is calculated as follows:

The Greater of:

(i) $100,000 [Investment Amount at Term Start Date] x (1+5%) [the lesser of Index Performance (20%) or Accrued Cap Rate (5%)] x 97% [Performance Lock Factor] = $101,850 or

(ii) $100,000 [Investment Amount at Term Start Date]

(6)	The Investment Amount is reduced proportionally by the Withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any Withdrawals is calculated as follows:

$100,000 [Investment Amount on Term Start Date] x (1-$50,000 [gross Withdrawal amount halfway through the Term] ÷ $101,850 [Interim Value on date of Withdrawal]) = $50,908

The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional Withdrawals).

(7)	The net amount payable to the Contract Owner is equal to the amount withdrawn, which is $50,000.

Example 2C—Interim Value with a Locked Index Value After Withdrawal (including Withdrawal Charges)

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850
Withdrawal Amount taken	$50,000
Investment Amount adjusted for any Withdrawals(6)	$50,909
Free Withdrawal Amount(7)	$10,000
Withdrawal Charge Amount(8)	$2,400
Net Proceeds from Withdrawal paid to Contract Owner(9)	$47,600
Interim Value after Withdrawal	$51,850

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)

The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though Index Performance was 20%.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	Interim Value is calculated as follows:

The Greater of:

(i) $100,000 [Investment Amount at Term Start Date] x (1+5%) [the lesser of Index Performance (20%) or Accrued Cap Rate (5%)] x 97% [Performance Lock Factor] = $101,850 or

(ii) $100,000 [Investment Amount at Term Start Date]

(6)	The Investment Amount is reduced proportionally by the Withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any Withdrawals is calculated as follows:

$100,000 [Investment Amount on Term Start Date] x (1-$50,000 [gross Withdrawal amount halfway through the Term] ÷ $101,850 [Interim Value on date of Withdrawal]) = $50,909

The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional Withdrawals).

(7)	The Free Withdrawal Amount is the value as of the most recent contract anniversary multiplied by the Free Withdrawal Amount Percentage. The Free Withdrawal Amount is calculated as follows:

$100,000 [value as of most recent Contract Anniversary] x 10% [Free Withdrawal Amount Percentage] = $10,000

(8)	The Withdrawal Charge Amount is the gross withdrawal amount minus the Free Withdrawal Amount multiplied by the Withdrawal Charge.

($50,000 [gross withdrawal amount] - $10,000 [Free Withdrawal Amount]) x 6% [Withdrawal Charge] = $2,400

(9)	The net amount payable to the Contract Owner is equal to: $50,000 [the amount withdrawn] - $2,400 [Withdrawal Charges] = $47,600.

Risks Associated with a Locked Index Value

The Index Value may increase above the Locked Index Value, however, this higher Index Value will not be utilized in the Index Performance calculation. In addition, with a Locked Index Value, you may receive less than you would have received had you not exercised a Locked Index Value due to the Performance Lock Factor. Furthermore, once a Locked Index Value takes effect, it is irrevocable for the remainder of that Term. The foregoing risks are in addition to any risks described in your Contract’s prospectus.

Availability of the Performance Lock

The availability of the Performance Lock rider under your Contract is indicated under “Performance Lock Available” below. Your selling firm may limit the Shield Options available through that selling firm. We currently offer the Performance Lock with (i) Shield Option Terms of 1 year or 3 years, (ii) Shield Rates of 15% and 10%, (iii) the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index, and (iv) a Cap Rate as the Rate Crediting Type. (The Performance Lock is not offered together with a Step Rate.) See “SHIELD OPTIONS” below.

SHIELD OPTIONS

The below chart replaces the list of currently available Shield Options under the header “SHIELD OPTIONS.” We are not obligated to offer any one particular Shield Option and your selling firm may limit the Shield Options available through that firm.

SHIELD OPTIONS
TERM	INDEX	PERFORMANCE LOCK AVAILABLE
SHIELD 15 (up to 15% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index	☑ ☑ ☑
3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index	☑ ☑ ☑
SHIELD 10 (up to 10% downside protection)
1 Year	S&P 500® Index S&P 500® Index Step Rate Russell 2000® Index Russell 2000® Index Step Rate MSCI EAFE Index MSCI EAFE Index Step Rate	☑ ☒ ☑ ☒ ☑ ☒
3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index	☑ ☑ ☑

Increase in Return of Premium Death Benefit Maximum Issue Age

Please note that the following disclosure regarding the Standard Death Benefit should be understood as superseding any conflicting disclosures in your Contract’s prospectus solely with respect to those Owners for whom this Supplement is applicable (i.e., for Contracts issued based on applications received on or after August 2, 2021).

This supplement modifies the Standard Death Benefit described in your Contract’s prospectus by increasing the maximum issue age at which the Return of Premium death benefit is available from Owners age 75 or younger to Owners age 80 or younger. For Owners age 81 or older at the Issue Date of the Contract, the standard death benefit is the Account Value. For Owners age 80 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Account Value or your Purchase Payment (reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal, including any applicable Withdrawal Charges). The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of due proof of death and an acceptable election for the payment method. Your selling firm may offer the Contract with a lower maximum issue age for the Contract compared to what other selling firms may offer.

Independent Registered Public Accounting Firm

The financial statements, and the related financial statement schedules, of Brighthouse Life Insurance Company, incorporated in this Supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE